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                                                                      EXHIBIT 10

                            Amendment No. 1 to the
                                  May 9, 1997
                 License, Development and Marketing Agreement
               Between Microsoft Corporation and Citrix Systems

This Amendment No. 1 is entered into as of April 17, 1998 (the "Amendment Effective Date"), by and between Microsoft Corporation ("Microsoft") and Citrix Systems, Inc. ("Citrix"), to amend the License, Development and Marketing Agreement, dated May 9, 1997 (the "Agreement").

Provided this Amendment has been properly executed on behalf of the parties by their duly authorized representatives, the parties agree to modify the Agreement as follows:

     1.  Introduction and Effect of this Amendment.
         -----------------------------------------

          Microsoft and Citrix desire to establish an alternative achievement milestone for Citrix which, if met, would enable Citrix to achieve the financial benefits outlined in Section 9.2.1.1. The concept behind the alternative provided for in this Amendment is that in the event the milestone is achieved, Citrix is accepting pre-defined quarterly fees (described in Section 9.7 below) in lieu of the royalties provided for in Sections 9.1.2 and 9.2 of the Agreement, in exchange for Microsoft's commitment to make commercially reasonable efforts to package the Hydrix functionality in its relatively high-volume Windows NT Server product.

          This Amendment shall add new Sections 9.7, 8.14 and 8.15 to the Agreement. In addition, Section 10.3(ii) shall be amended to add the words "and 9.7" after the words "under Sections 9.1 and 9.2". All provisions of the Agreement not so modified shall remain in full force and effect. All defined terms in the Agreement shall have the same meaning in this Amendment unless expressly provided to the contrary.

     2.  The Milestone.
         -------------

     9.7  In the event Citrix achieves the milestone defined below in this
          Section 9.7 (the "Milestone"), the provisions of this Section shall replace and supersede the provisions of Sections 9.1.2 and 9.2 of the Agreement In the event Citrix does not achieve the Milestone, the provisions of Section 9.1.2 and 9.2 shall remain unaltered and in full force and effect.

          9.7.1 If Citrix achieves the Milestone, then Microsoft shall pay Citrix (i) Ten Million Dollars ($10,000,000) in recognition of Citrix engineering efforts expended in achieving the Milestone, payable upon release to manufacturing of Hydrix 4.0; and (ii) a quarterly payment of Fifteen Million Dollars ($15,000,000) per calendar quarter for six (6) quarters
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                 beginning with the first quarter after the release to
                 manufacturing of Hydrix 4.0, payable on the first day of such calendar quarter.

               9.7.1.1 In the event Citrix achieves the Milestone and Microsoft ships Multi-User client device support for any device other than a Windows Client Device following the two and one-half year period described in Section 8.7 but before payment in full of all amounts due under Section 9.7.1, then Citrix, in its sole and absolute discretion, may continue to receive the quarterly payments provided for in Section 9.7.1 or may elect to receive a lump sum payment from Microsoft of all outstanding amounts due under Section 9.7.1, payable in full to Citrix within thirty (30) days from the date of its written demand to Microsoft.

               9.7.1.2 For purposes of this Section 9.7, Citrix shall have achieved the Milestone of (i) the final commercial version of Hydrix 4.0 is released to manufacturing by Microsoft on or before May 15, 1998; or (ii) Closure of all [Confidential Treatment Requested]* is achieved on or before April 30, 1998.

               9.7.1.3 For purposes of this Section 9.7, [Confidential Treatment Requested]* shall mean and include only: (i) those [Confidential Treatment Requested]* listed in
                        Schedule 9.7.1.3 (which are a subset of the Hydrix 4 [Confidential Treatment Requested]* database as of March 17, 1998), (ii) incomplete correction of the [Confidential Treatment Requested]*, and (iii) any regressions to Hydrix functionality caused by corrections to [Confidential Treatment Requested]*. The set of [Confidential Treatment Requested]* shall not be expanded by the Hdyra Test and Acceptance Document dated March 5, 1998.

               9.7.1.4 For purposes of this Section 9.7, Closure shall occur when, in Microsoft's sole and absolute judgment, the criteria for closure of [Confidential Treatment Requested]* has been met as determined in accordance with Version 1.2 of the Hydra Test and Acceptance Document dated March 5, 1998 or a mutually agreed-upon subsequent version, including passage of all applicable acceptance tests.

* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
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               9.7.1.5  Citrix delivered initial test results to Microsoft on
                        April 7, 1998. Microsoft shall notify Citrix in writing or via electronic mail (with confirmed receipt) no later than April 20, 1998, whether Closure has been achieved. If Microsoft determines Closure has not been achieved, Microsoft's written notice shall identify all deficiencies and Citrix shall have until April 30, 1998, to meet the applicable criteria. If Citrix disagrees with Microsoft's determination of deficiencies, the parties agree to utilize the escalation procedure described in Schedule 9.7.1.5 or a mutually agreed alternative procedure. In all matters relating to achievement of Closure, Microsoft and Citrix shall act in good faith.

          9.7.2 By September 30, 1998, Microsoft will notify Citrix if Microsoft will include the Hydrix functionality in its standard Windows NT Server product, in addition to any other packaging for Hydrix that Microsoft may offer in its sole and absolute discretion. If Microsoft does not elect to make such inclusion, quarterly payments due Citrix will continue per
                   Section 9.7.1 through the quarter ended September 30, 1998, at which time the balance of all outstanding amounts due under Section 9.7.1 shall become payable over the succeeding three (3) quarters, in equal quarterly increments.

     8.14 Microsoft agrees that it will configure the initial release of the Windows-Based Terminal ("WBT") Kit so that an OEM may, if it chooses, configure the Hydrix client software with or without Microsoft's Remote Desktop Protocol ("RDP") installed. Microsoft also agrees to bundle ICA client documentation in the initial release of the WBT Kit under the same terms as it bundles ICA client software as set forth in Section 8.11 of the Agreement, provided such documentation does not exceed the length of the RDP documentation provided by Microsoft with the WBT Kit, and meets Microsoft's standards for style and quality.

     8.15 Microsoft agrees to use good faith efforts to develop Internet commercial use licensing for Hydrix.
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     IN WITNESS WHEREOF, the parties have duly authorized their representatives to make and sign this Amendment No. 1.

CITRIX SYSTEMS, INC.                     MICROSOFT CORPORATION


By: /s/ Edward E. Iacobucci              By: /s/ Paul Maritz
    -----------------------                  ----------------------

Name: Edward E. Iacobucci                Name: Paul Maritz
      ---------------------                    --------------------

Title: Chairman                          Title: Vice President
       --------------------                     -------------------

Date: 4/17/98                            Date: 4/17/98
      ---------------------                    --------------------
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                                      -5-

                               Schedule 9.7.1.3

                      [Confidential Treatment Requested]*



* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                               Schedule 9.7.1.5

                      [Confidential Treatment Requested]*


* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.